EXHIBIT 21.01

                            INTEGRATED SYSTEMS, INC.

                        LIST OF REGISTRANT'S SUBSIDIARIES


                                               State or Jurisdiction of
                                                   Incorporation or
               Name                                 Organization
               ----                                 ------------
      Integrated Systems, Inc. F.S.C            U.S. Virgin Islands
      Integrated Systems, Inc. Limited          United Kingdom
      Integrated Systems, Inc. S.A.             France
      Integrated Systems, GmbH                  Germany
      Integrated Systems, Inc. A.B.             Sweden
      Integrated Systems (Israel) Ltd.          Israel
      Integrated Systems, Inc. GmbH             Austria
      TakeFive Software GmbH                    Austria
      TakeFive Software AG                      Switzerland
      TakeFive Software, Inc.                   California
      TakeFive Software, Ltd.                   United Kingdom
      Integrated Systems Design Center          California
      ISICAN Integrated Systems (Canada) Inc.   Canada
      Integrated Systems Japan K.K.             Japan
      Integrated Systems, Inc. Italia SRL       Italy
      Epilogue Technology Corporation           New Mexico
      Diab Data, Inc.                           California
      Diab Data GmbH                            Germany


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